Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-9
*CUSIP:   21988G841

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement
for the period ending   February 1, 2006.

INTEREST ACCOUNT
----------------

Balance as of   August 1, 2005.....                                       $0.00
        Scheduled Income received on securities.....              $4,217,428.25
        Unscheduled Income received on securities.....                    $0.00

LESS:
        Distribution to the Holders.....                         -$4,217,427.84
        Distribution to Depositor.....                                   -$0.00
        Distribution to Trustee.....                                     -$0.41
Balance as of   February 1, 2006.....                                     $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of   August 1, 2005.....                                       $0.00
        Scheduled principal payment received on securities.....           $0.00

LESS:
         Distribution to Holders.....                                    -$0.00
Balance as of   February 1, 2006.....                                     $0.00


               UNDERLYING SECURITIES HELD AS OF    February 1, 2006

                 Principal
                  Amount                       Title of Security
                ----------                     -----------------
                $38,117,000     DaimlerChrysler Corporation, formerly known as
                                Chrysler Corporation, 7.45% Debentures due
                                February 1, 2097
                                *CUSIP:   171196AS7

                $75,610,000     DaimlerChrysler Corporation, formerly known as
                                Chrysler Corporation, 7.40% Debentures due
                                August 1, 2097
                                *CUSIP:   171196AT5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.